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                                                                   EXHIBIT 8.1

                       [MAYER, BROWN & PLATT LETTERHEAD]

                               September 8, 1998

Provident Lease Receivables Corporation
One East Fourth Street
Cincinnati, OH 45202

Provident Equipment Lease Trust 1998-A

             RE:      Registration Statement on Form S-1 (No. 333-58909)

Ladies and Gentlemen:

         We have acted as your special Federal tax counsel in connection with the above-referenced registration statement (together with the exhibits and any amendments thereto, the "Registration Statement"), filed with the Securities and Exchange Commission in connection with the registration of the Lease-Backed Notes (the "Notes") to be issued by Provident Equipment Lease Trust 1998-A (the "Trust").

         We are familiar with the proceedings to date in connection with the proposed issuance and sale of the Notes, and in order to express our opinion hereinafter stated: (a) we have examined copies of the form of the Pooling and Servicing Agreement, the Notes, the Trust Agreement and the Indenture filed as exhibits to the Registration Statement (collectively the "Operative Documents"), (b) we have examined the Registration Statement and the prospectus contained therein (the "Prospectus"), and (c) we have examined such other records and documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

         The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions, all of which are subject to change, possibly retroactively. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

         Based on the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined, we are of the opinion that the statements set forth in the Prospectus under the headings "Prospectus Summary -- Federal Income Tax Considerations," "Prospectus Summary -- ERISA Considerations," "U.S. Federal Income Tax Considerations" and "ERISA Considerations" are a fair and accurate summary of the material federal tax consequences and ERISA consequences of the purchase, ownership and disposition of the Notes, that the Notes will be treated as debt for federal income tax purposes, and that the Trust will not be classified as an association or publicly traded partnership taxable as a


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Provident Lease Receivables Corporation
Provident Equipment Lease Trust 1998-A
September 8, 1998
Page 2

corporation for federal income tax purposes, and because the Trust has not elected (and assuming it will not elect) under Treasury Regulation 301-7701-3 to be classified as an association, the Trust will not be so classified for federal income tax purposes.

         There can be no assurance, however, that the tax conclusions presented in the sections of the Prospectus referenced above will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

         We hereby consent to the filing of this opinion and our related opinion with respect to the validity of the Notes as Exhibits 8.1 and 5.1, respectively, to the Registration Statement and to the reference to our firm in the Prospectus under the captions "Prospectus Summary -- Federal Income Tax Considerations," "U.S. Federal Income Tax Considerations" and "Legal Matters". In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                                     Very truly yours,

                                                     /s/ Mayer, Brown & Platt

                                                     MAYER, BROWN & PLATT